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                                                                     Exhibit 5.1

              [letterhead of Schottenstein, Zox & Dunn Co., L.P.A.]

June 26, 2003

Belmont Bancorp.
325 Main Street
Bridgeport, Ohio 43912

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Belmont Bancorp., an Ohio corporation (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering 825,000 common shares, par value $0.25 per share (the "Shares"), of the Company. The Shares are to be offered and sold by certain selling shareholders (each a "Selling Shareholder") of the Company.

In reaching the opinion set forth in this letter, we have examined copies certified or otherwise identified to our satisfaction of the Company's Articles of Incorporation, as amended, and the Company's Bylaws. We have also examined a copy of each of (i) the Registration Statement, (ii) the Designations of Rights and Preferences of Series A Preferred Stock of the Company, (iii) the form of the subscription agreement pursuant to which the Selling Shareholders subscribed for the Shares, (iv) a certificate executed and delivered by Jane R. Marsh, the Chief Financial Officer of the Company, certifying that the form of the subscription agreement examined by us is representative of all of the subscription agreements of the Selling Shareholders and certifying as to certain other matters, (v) a certificate executed and delivered Wilbur R. Roat, the President and Chief Executive Officer of the Company, as to certain matters, and
(vi) certain certified resolutions adopted by the Board of Directors of the Company. We have also made such examination of the law as we have deemed appropriate as the basis for the opinion hereinafter expressed.

In our examinations and in reaching the opinion set forth below, we have assumed, without independent investigation or examination, that (i) all information contained in all documents reviewed by us is true, correct and complete, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof and such originals are authentic, and (v) all persons executing and delivering originals or copies of

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documents examined by us were competent to execute and deliver such documents.
As to the facts material to our opinion expressed herein, which were not independently established or verified, we have relied upon oral or written statements of officers and other representatives of the Company.

Based upon the foregoing examinations and subject to compliance with the applicable state securities laws, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

This opinion constitutes our professional opinion as to certain legal consequences of, and the applicability of certain laws to, the various documents, instruments and other matters specifically referred to herein. It is not, however, a guaranty and should not be construed as such. The law covered by the opinions expressed herein is limited to the federal law of the United States of America and the law of the State of Ohio, as of the date of this letter. We express no opinion as to the application of the securities or blue sky laws of the several states to the offer or sale of the Shares. Without limiting the generality of the foregoing, except as set forth herein, we express no opinion in connection with the matters contemplated by the Registration Statement.

This opinion is limited to, and no opinion is implied or may be inferred beyond, the matters expressly stated herein. This opinion is issued to you solely for your use in connection with the Registration Statement, and may not be relied upon by any other person or entity. Without our prior written consent, (i) no reproduction or further distribution of, and no reference to, this opinion may be made to any person, government agency or entity, and (ii) this opinion is not to be quoted or otherwise referred to in any financial statements of the Company or related document. Notwithstanding the foregoing, this opinion may be filed as an exhibit to the Registration Statement.

This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes in, or new developments that might affect, any matters or opinions set forth herein.

Very truly yours,

/s/  SCHOTTENSTEIN, ZOX & DUNN CO., L.P.A.

SCHOTTENSTEIN, ZOX & DUNN CO., L.P.A.